                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            OPENROUTE NETWORKS, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            OpenROUTE Networks Logo

                                                                  April 21, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of OpenROUTE Networks, Inc. (the "Company") at 10:00 a.m. on Wednesday, May 26, 1999, at the offices of OpenROUTE Networks, Inc., 9 Technology Drive, Westborough, Massachusetts (the "Meeting").

     At the Meeting you will be asked to consider and vote upon the following:

     1. the election of six (6) directors to hold office until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. an amendment to the Company's 1991 Restated Stock Option Plan which would increase by 500,000 the number of shares reserved for issuance upon exercise of options granted under the 1991 Restated Stock Option Plan;

     3. an amendment to the Company's Employee Stock Purchase Plan which would increase by 100,000 the number of shares reserved for issuance in respect of purchases made by employees pursuant to the Employee Stock Purchase Plan; and

     4. such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof, including any motion to adjourn the Meeting to a later date to permit further solicitation of proxies.

     The Board of Directors recommends the election of the six (6) nominees named in the enclosed Proxy Statement and the approval of the proposed amendments to the Company's 1991 Restated Stock Option Plan and to the Company's Employee Stock Purchase Plan.

     Whether or not you plan to attend the Meeting, it is important that you promptly sign, date and return the enclosed proxy card in accordance with the instructions pertaining to the card. This will ensure your proper representation at the Meeting.

                                            Sincerely,
                                            \s\ BRYAN R. HOLLEY
                                            BRYAN R. HOLLEY
                                            President and Chief
                                            Executive Officer

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                            OPENROUTE NETWORKS, INC.
                               9 TECHNOLOGY DRIVE
                             WESTBOROUGH, MA 01581

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 26, 1999

To Shareholders of OpenROUTE Networks, Inc.:

     Notice is hereby given that the 1999 Annual Meeting of Shareholders of OpenROUTE Networks, Inc. ("OpenROUTE Networks" or the "Company") will be held at the offices of OpenROUTE Networks, 9 Technology Drive, Westborough, Massachusetts, on Wednesday, May 26, 1999, at 10:00 a.m. local time (the "Meeting") for the following purposes:

     1. To elect six (6) directors to hold office until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon an amendment to the Company's 1991 Restated Stock Option Plan which would increase by 500,000 the number of shares reserved for issuance upon exercise of options granted under the 1991 Restated Stock Option Plan.

     3. To consider and act upon an amendment to the Company's Employee Stock Purchase Plan which would increase by 100,000 the number of shares reserved for issuance in respect of purchases made by employees pursuant to the Employee Stock Purchase Plan.

     4. To transact such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof, including any motion to adjourn the Meeting to a later date to permit further solicitation of proxies.

     Only shareholders of record at the close of business on March 31, 1999, will be entitled to receive notice of, and to vote at, the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill out, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed Proxy bearing a later date or by attending the Meeting and voting in person.

                                            By Order of the Board of Directors,
                                            /s/ Steven T. Shedd
                                            STEVEN T. SHEDD
                                            Clerk and Secretary

April 21, 1999

                            OPENROUTE NETWORKS, INC.
                               9 TECHNOLOGY DRIVE
                             WESTBOROUGH, MA 01581

                         ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 26, 1999

                                PROXY STATEMENT

                              GENERAL INFORMATION

     Date, Time and Place. This Proxy Statement is furnished to the shareholders of OpenROUTE Networks, Inc. ("OpenROUTE Networks" or the "Company") in connection with the solicitation by and on behalf of the Board of Directors of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of OpenROUTE Networks, 9 Technology Drive, Westborough, Massachusetts, on Wednesday, May 26, 1999, at 10:00 a.m. local time and at any postponement(s) or adjournment(s) thereof (the "Meeting"). This Proxy Statement, together with the enclosed form of Proxy and the Annual Report to Shareholders for the fiscal year ended December 31, 1998, is being mailed to shareholders on or about April 21, 1999. The Annual Report does not constitute any part of this Proxy Statement.

     Action to be Taken Under the Proxy. SHARES WILL BE VOTED AS INSTRUCTED IN THE ACCOMPANYING PROXY ON EACH MATTER SUBMITTED TO THE VOTE OF SHAREHOLDERS. IF ANY DULY EXECUTED PROXY IS RETURNED WITHOUT VOTING INSTRUCTIONS, THE PERSONS NAMED AS PROXIES THEREON INTEND TO VOTE ALL SHARES REPRESENTED BY SUCH PROXY AS
FOLLOWS:

     1. FOR the election of the six (6) directors nominated by the Board of Directors for the ensuing year and until their successors are duly elected and qualified;

     2. FOR the proposal to amend the Company's 1991 Restated Stock Option Plan ("Stock Option Plan") by increasing by 500,000 the number of shares reserved for issuance upon exercise of options granted under the Stock Option Plan;

     3. FOR the proposal to amend the Company's Employee Stock Purchase Plan by increasing by 100,000 the number of shares reserved for issuance in respect of purchases made by employees pursuant to the Employee Stock Purchase Plan; and

     4. at the discretion of the proxy holders with regard to any other business that may properly come before the Meeting. The directors do not know of any such other matters or business at this time.

     Revocability of Proxies. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Dissenters' Rights of Appraisal. With respect to each of the matters to be acted on at the Meeting, shareholders are not entitled to dissenters' rights of appraisal or other dissenters' rights by law or otherwise.

     Cost of Solicitation. The entire cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material and the Annual Report to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by directors, officers or employees of the Company.

     Record Date, Outstanding Shares and Quorum. Only shareholders of record of the Company's 15,430,168 shares of Common Stock, $.01 par value per share (the "Common Stock"), outstanding as of the close of business on March 31, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. Every shareholder is entitled, for each share of Common Stock held, to one vote on each proposal or item that comes before the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

     Voting. The election of director nominees requires the favorable vote of a plurality of all votes cast by the shareholders at a meeting at which a quorum is present. Unless authority to vote is withheld, proxies will be voted for the election of each of the nominees named herein as directors of the Company. There are no cumulative voting rights. All other action proposed may be taken upon the affirmative vote of a majority of the votes cast by the shareholders present and entitled to vote on the matter. With respect to the tabulation of votes on the proposals to amend the Stock Option Plan and the Employee Stock Purchase Plan, abstentions and broker non-votes will have no effect on the vote.

     Market Value of Common Stock. On April 1, 1999, the closing market price of the Company's Common Stock was $2.156 per share as reported by the NASDAQ National Stock Market.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting, six (6) directors will be elected until the 2000 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

     The enclosed Proxy, unless authority to vote is withheld, will be voted for the election of each of the nominees named herein as directors of the Company. The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person or persons as may be designated by the Board of Directors.

     Vote Required. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Each outstanding share of Common Stock is entitled to one vote in the election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED HEREIN AS A DIRECTOR. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

     The following information sets forth as of the Record Date, the name, age, principal occupation or employment during the last five years and directorships in other publicly held companies of each of the nominees:

                                                            PRINCIPAL OCCUPATION DURING
                 NAME                    AGE          THE PAST FIVE YEARS; OTHER DIRECTORSHIPS
                 ----                    ---          ----------------------------------------
Bryan R. Holley........................  37    Mr. Holley joined the Company as Chief Executive
                                               Officer and President on July 7, 1998. Prior to
                                               joining the Company, Mr. Holley was President and
                                               Chief Executive Officer of ITK Telecommunications Inc.
                                               ("ITK") from 1997 to 1998. Prior to his position with
                                               ITK, Mr. Holley held several key executive positions
                                               including President of Riverbend Press from 1995 to
                                               1997 and Senior Vice President of Summagraphics
                                               Corporation from 1993 to 1995.

Howard C. Salwen.......................  62    Mr. Salwen founded the Company as a partnership in
                                               1972 and served as its President until 1984. Since the
                                               Company's incorporation in 1974 he has been Chairman
                                               of the Company's Board of Directors. He served as
                                               Chief Technical Officer from February 1984 to April
                                               1991 and as Clerk and Treasurer from 1974 to April
                                               1991. Mr. Salwen currently sits on the Board of
                                               Directors of Marathon Technologies Corp., a company
                                               which designs and manufactures fault-tolerant
                                               computers, and of the Mass Telecommunications Council.
                                               Mr. Salwen is also an Overseer of the DeCordova Museum
                                               and the Computer Museum.

Dr. David Clark........................  55    Dr. Clark has been a member of the Company's Board of
                                               Directors since 1984. He has been employed since 1973
                                               at Massachusetts Institute of Technology Laboratory
                                               Computer Science, where he is a Senior Research
                                               Scientist.

Dr. Robert M. Glorioso.................  59    Dr. Glorioso joined the Company's Board of Directors
                                               in March 1997. Since April 1993, Dr. Glorioso has held
                                               the position of President, Chief Executive Officer and
                                               is a board member of Marathon Technologies Corp., a
                                               company which designs and manufactures fault-tolerant
                                               computers. From January 1976 to December 1992, Dr.
                                               Glorioso held several senior executive positions while
                                               a corporate Vice President at Digital Equipment
                                               Corporation including Vice President of Information
                                               Systems Business and Vice President of Executive
                                               Consulting.

Thomas Liebermann......................  49    Mr. Liebermann was appointed to the Company's Board of
                                               Directors in July 1998. Mr. Liebermann has been
                                               Chairman and Chief Executive Officer of Advanced
                                               Frequency Products LLC, which develops specialized
                                               subsystems and components for the wireless
                                               communications and motion sensing markets, since 1997.
                                               Prior to that Mr. Liebermann was President and CEO of
                                               Kaye Instruments from 1989 until 1996. Mr. Liebermann
                                               serves as a director on several Boards and holds a
                                               leadership role in the Young President's Organization.

                                                            PRINCIPAL OCCUPATION DURING
                 NAME                    AGE          THE PAST FIVE YEARS; OTHER DIRECTORSHIPS
                 ----                    ---          ----------------------------------------
James Norrod...........................  50    Mr. Norrod was appointed to the Company's Board of
                                               Directors in December 1998. From 1998 to 1999 he was
                                               the Chief Executive Officer of Biztravel.com. Prior to
                                               joining Biztravel.com, Mr. Norrod was Chief Executive
                                               Officer of ITK International from 1997 to 1998 and of
                                               Telebit from 1993 to 1997. Mr. Norrod is also Chairman
                                               of the Board of Directors of Cignal Global
                                               Communications, Inc.

     No nominee for director or executive officer of the Company has any family relationship with any other nominee or with any other executive officer.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                           AND THE EXECUTIVE OFFICERS

BOARD OF DIRECTORS

  Meetings, Committees And Compensation Of The Board Of Directors

     The Board of Directors currently consists of Mr. Holley, Dr. Clark, Dr. Glorioso, Mr. Liebermann, Mr. Salwen and Mr. Norrod. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee.

     Audit Committee. Howard C. Salwen and David Clark currently serve on the Audit Committee. The Audit Committee reviews the engagement of the Company's independent accountants, reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of the annual audits.

     Compensation Committee. Howard C. Salwen and Robert M. Glorioso comprised the Compensation Committee during the fiscal year ended December 31, 1998 ("Fiscal Year 1998"). The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures in an effort to ensure that the legal and fiduciary responsibilities of the Board of Directors are met and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's Stock Option Plan and Employee Stock Purchase Plan.

     During Fiscal Year 1998, there were seven (7) meetings of the Board of Directors, two (2) meetings of the Audit Committee and eight (8) meetings of the Compensation Committee. In addition, the members of the Board of Directors and its committees acted once by unanimous written consent pursuant to Massachusetts Law.

     During Fiscal Year 1998, each of the directors attended 75% or more of the total number of (i) meetings of the Board of Directors and (ii) meetings of committees of the Board of Directors on which such director served.

  Directors' Compensation

     During Fiscal Year 1998 the Company paid Dr. Clark and Dr. Glorioso, two of the Company's directors who were not also employees of the Company, an annual fee of $10,000 for their services as directors of the Company. The Company intends to pay this fee, on an annual basis, to any future non-employee directors. In addition, Dr. Clark, Dr. Glorioso, Mr. Liebermann and Mr. Salwen received, and any future non-employee directors will receive, $1,000 for each Board of Directors meeting attended and $1,000 for each Audit Committee and/or Compensation Committee meeting attended if such committee meeting was not on the same day as a Board of Directors meeting. The Company reimbursed directors, who requested such reimbursement, for the expense of attending meetings, including airfare, hotel and auto/travel mileage.

     Pursuant to the Stock Option Plan, all non-employee directors who first become directors on or after May 14, 1992, are automatically granted an option to purchase 5,000 shares of the Company's Common Stock at the then calculated fair market value (a "Director Option"). Director Options become exercisable over four years at the rate of twenty-five percent per year and terminate ten years after the grant date, so long as the individual remains a director. Director Options terminate ninety (90) days after the individual ceases to be a director, unless the directorship is terminated as a result of the director's removal from the Board of Directors for cause (as defined), in which event the options terminate immediately. Pursuant to an amendment to the Stock Option Plan in November, 1998, directors may be granted Non-Qualified Options pursuant to the Stock Option Plan in addition to the Director Options. In the event of the death or disability of the director, the options which had become exercisable through the last option vesting date, and an additional number, prorated up to the date of death or disability, may be exercised by the director or the director's survivors, as the case may be, in accordance with their original terms up to one year after the death or disability of the director.

EXECUTIVE OFFICERS

     The Company's executive officers serve at the discretion of the Board of Directors and until their respective successors are chosen and qualified or until their earlier resignation or removal.

     In addition to Mr. Holley, the current executive officers of the Company are as follows:

                      NAME                        AGE                      POSITION
                      ----                        ---                      --------
Thomas Aucella..................................  48    Vice President, Asia Pacific Operations
Robert A. Koch..................................  46    Vice President, Engineering and Customer
                                                        Support
Bruce MacAloney.................................  46    Vice President, Sales
Steven T. Shedd.................................  46    Vice President, Finance, Chief Financial
                                                        Officer, Treasurer and Clerk
Richard Sterry..................................  48    Vice President, Marketing

     Mr. Aucella joined the Company in October 1998 as Vice President, Asia Pacific Operations. Prior to joining the Company, Mr. Aucella held the position of Vice President of Asia/Pacific Sales for Software.com from 1996 to 1998. Beginning in 1991 until 1996, Mr. Aucella directed international business development for Bay Networks.

     Mr. Koch joined the Company in April 1993 as Product Marketing Director and held that position until April 1997. In April 1997, Mr. Koch became Vice President of Product Planning for the Company. As of September 1997, Mr. Koch has held the position of Vice President, Engineering, and Customer Support.

     Mr. MacAloney joined the Company in January 1999 as Vice President, Sales. Prior to joining OpenROUTE Networks, Mr. MacAloney served as Vice President, Sales for GigaNet, Inc. beginning in 1996. He held a senior executive position with Racor beginning in 1994 until 1996. Mr. MacAloney has also held executive positions with a number of key companies in the industry including Standard Microsystems, Artel Communications and Interlan.

     Mr. Shedd joined the Company in July 1997. Prior to joining OpenROUTE Networks Mr. Shedd served as the Vice President and Chief Financial Officer of Zoom Telephonics since 1996. In 1995, Mr. Shedd was the Vice President and Chief Financial Officer for Versyss, Inc. From 1992 to 1995 Mr. Shedd served as Vice President and Chief Financial Officer of TSI Corporation.

     Mr. Sterry joined the Company in September 1998 as Vice President, Marketing. Prior to joining OpenROUTE Networks, Mr. Sterry held executive marketing positions with networking and communications companies including Netaccess from 1996 to 1998, Computervision Corporation in 1995 and Sales & Intelligence At Large in 1994. Mr. Sterry has also held executive positions at Extension Technology, Avatar, Microcom and Prime Computer.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 1, 1999 (on which date 15,430,168 shares were outstanding), by (a) each person or entity known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director (and nominee for director) of the Company, (c) each Named Executive Officer (as defined in the Summary Compensation Table below), and (d) all current Named Executive Officers and directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                             NUMBER OF SHARES     PERCENTAGE OF SHARES
         NAME AND ADDRESS OF BENEFICIAL OWNER(A)            BENEFICIALLY OWNED     BENEFICIALLY OWNED
         ---------------------------------------            ------------------    --------------------
Howard C. Salwen(B).......................................      1,006,264                 6.5%
  c/o OpenROUTE Networks, Inc.
  9 Technology Drive Westborough, MA 01581
Dr. David Clark(C)........................................         50,000                   *
Dr. Robert M. Glorioso(D).................................          5,625                   *
Thomas R. Liebermann(E)...................................         25,000                   *
James Norrod(F)...........................................         26,250                   *
Bryan R. Holley(G)........................................        169,955                 1.1%
Daniel J. Capone, Jr.(H)..................................              0                   *
Steven T. Shedd(I)........................................         46,875                   *
Robert A. Koch(J).........................................         58,722                   *
Kenneth Hovaldt(K)........................................              0                   *
All current Named Executive Officers and Directors as a
  group (11 persons)(L)...................................      1,464,066                 9.2%

---------------
  *   Less than 1%

(A) Addresses are given only for beneficial owners of more than five percent of the Common Stock. The stock ownership information has been furnished to the Company by the named persons. Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

(B) Includes 125,164 shares owned by trusts of which Mr. Salwen is a trustee for the benefit of his adult children, David J. Salwen and Andrea G. Salwen. Mr. Salwen disclaims beneficial ownership of the 125,164 shares held in trust, as to which he has no investment power. Also includes 5,000 shares which Mr. Salwen, Chairman of the Company's Board of Directors, may acquire upon the exercise of options within sixty days after April 1, 1999.

(C) Includes 25,000 shares which Dr. Clark, a director of the Company, may acquire upon the exercise of options within sixty days after April 1, 1999.

(D) Includes 5,625 shares which Dr. Glorioso, a director of the Company, may acquire upon the exercise of options within sixty days after April 1, 1999.

(E) Includes 5,000 shares which Mr. Liebermann, a director of the Company, may acquire upon the exercise of options within sixty days after April 1, 1999.

(F) Includes 6,250 shares which Mr. Norrod, a director of the Company, may acquire upon the exercise of options within sixty days after April 1, 1999.

(G) Includes 152,955 shares which Mr. Holley, the Company's President and Chief Executive Officer, may acquire upon the exercise of options within sixty days after April 1, 1999.

(H) Mr. Capone is the Company's former President and Chief Executive Officer.

(I) Includes 29,375 shares which Mr. Shedd, the Company's Chief Financial Officer, Treasurer and Clerk, may acquire upon the exercise of options within sixty days after April 1, 1999.

(J) Includes 46,750 shares which Mr. Koch, the Company's Vice President, Engineering and Customer Support, may acquire upon the exercise of options within sixty days after April 1, 1999.

(K) Kenneth Hovaldt is the Company's former Vice President of Sales.

(L) Includes an aggregate of 310,330 shares, which may be acquired upon the exercise of options within 60 days after April 1, 1999.

                             EXECUTIVE COMPENSATION

     The following table shows compensation paid by the Company for services rendered during the fiscal years ended December 31, 1998, 1997 and 1996 to (i) the Chief Executive Officer and President, (ii) the Vice President, Finance and Chief Financial Officer, (iii) the Vice President, Engineering and Customer Support, (iv) the former President and Chief Executive Officer, and (v) the former Vice President, Sales of the Company (collectively, the "Named Executive Officers," and each, an "Executive").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                                 ANNUAL COMPENSATION        ------------
                                             ----------------------------    SECURITIES
                                                              COMMISSIONS    UNDERLYING     ALL OTHER
                                                    SALARY    AND BONUSES     OPTIONS      COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR   ($)(A)      ($)(A)          (#)           ($)(B)
        ---------------------------          ----   -------   -----------   ------------   ------------
Bryan R. Holley............................  1998   125,000     91,193        459,000         2,820
  Chief Executive Officer and President
Steven T. Shedd............................  1998   150,385     44,892         90,000         3,008
  Vice President, Finance and                1997    64,615      5,517         60,000             0
  Chief Financial Officer
Robert A. Koch.............................  1998   145,289     44,664        130,000             0
  Vice President, Engineering                1997   122,847     16,090         40,000             0
  and Customer Support
Daniel J. Capone, Jr. (C)..................  1998   286,154          0        473,000         3,200
  Former President and Chief                 1997   241,324     43,899         77,500         3,200
  Executive Officer                          1996   241,405     39,719        120,500         3,000

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                                 ANNUAL COMPENSATION        ------------
                                             ----------------------------    SECURITIES
                                                              COMMISSIONS    UNDERLYING     ALL OTHER
                                                    SALARY    AND BONUSES     OPTIONS      COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR   ($)(A)      ($)(A)          (#)           ($)(B)
        ---------------------------          ----   -------   -----------   ------------   ------------
Kenneth W. Hovaldt (D).....................  1998   174,577          0              0         1,257
  Former Vice President, Sales               1997    26,507      2,299         90,000             0

---------------
(A) Amounts shown include cash compensation earned and/or received by the Named Executive Officers. Bonus amounts include a Stay Put Bonus which is more fully described in the Employment and Severance Arrangements Section below.

(B) The totals in this column reflect the aggregate value of the Company's contributions under the 401(k) Retirement Benefit Plan for the Named Executive Officers.

(C) Mr. Capone's employment as the Company's President and Chief Executive Officer terminated on July 6, 1998.

(D) Mr. Hovaldt resigned his position as Vice President, Sales on November 7, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted to the Named Executive Officers during Fiscal Year 1998. All options were granted under the Stock Option Plan. Additionally, in accordance with the Securities and Exchange Commission's ("SEC") rules, hypothetical gains or "option spreads" that would exist for the respective options are also shown. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted to the option expiration date. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions.

                                               INDIVIDUAL GRANTS
                         -------------------------------------------------------------
                                                 % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                                                   OPTIONS                                  AT ASSUMED ANNUAL RATES
                                                   GRANTED                                      OF STOCK PRICE
                              NUMBER OF              TO                                        APPRECIATION FOR
                             SECURITIES         EMPLOYEES IN     EXERCISE                         OPTION TERM
                         UNDERLYING OPTIONS        FISCAL         PRICE     EXPIRATION    ---------------------------
         NAME                GRANTED (#)            YEAR          ($/SH)       DATE        5%($)(O)       10%($)(O)
         ----            ------------------     ------------     --------   ----------     --------       ---------
Bryan R. Holley........        350,000(A)           14.51          1.13       7/6/08        247,627        627,536
                               109,000(B)            4.52          0.81      11/3/08         55,731        141,233
Steven T. Shedd........         50,000(C)            2.07          1.25      7/22/08         31,650         87,418
                                40,000(D)            1.66          0.81      11/3/08         20,452         51,829
Robert A. Koch.........         15,000(E)            0.62          1.90      2/11/08          3,581         22,584
                                 5,000(F)            0.21          1.90      2/11/08          1,194          7,528
                                 2,000(G)            0.08          1.90      2/11/08            477          3,011
                                10,000(H)            0.41          1.90      2/11/08          2,387         15,056
                                 5,000(I)            0.21          1.90      2/11/08          1,194          7,528
                                10,000(J)            0.41          1.90      2/11/08          2,387         15,056
                                10,000(K)            0.41          1.90      2/11/08          2,387         15,056
                                25,000(L)            1.04          1.25      7/22/08         15,825         43,709
                                48,000(M)            1.99          0.81      11/3/08         24,542         62,194

                                               INDIVIDUAL GRANTS
                         -------------------------------------------------------------
                                                 % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                                                   OPTIONS                                  AT ASSUMED ANNUAL RATES
                                                   GRANTED                                      OF STOCK PRICE
                              NUMBER OF              TO                                        APPRECIATION FOR
                             SECURITIES         EMPLOYEES IN     EXERCISE                         OPTION TERM
                         UNDERLYING OPTIONS        FISCAL         PRICE     EXPIRATION    ---------------------------
         NAME                GRANTED (#)            YEAR          ($/SH)       DATE        5%($)(O)       10%($)(O)
         ----            ------------------     ------------     --------   ----------     --------       ---------
Daniel J. Capone,
  Jr...................        473,000(N)           19.61          1.90      2/11/08        112,923        712,141
Kenneth W. Hovaldt.....              0                  0             0           --              0              0

---------------

(A) Incentive Stock Options were granted on July 6, 1998 and are exercisable for 20,400 shares on the grant date. The remaining 329,600 shares are exercisable quarterly from the date of grant.

(B) Incentive Stock Options were granted on November 3, 1998 and are exercisable for 66,266 shares on the grant date. The remaining 42,734 shares are exercisable quarterly from the date of grant.

(C) Incentive Stock Options were granted on July 22, 1998 and are exercisable quarterly from the date of grant.

(D) Incentive Stock Options were granted on November 3, 1998 and are exercisable quarterly from the date of grant.

(E) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are exercisable for 3,750 shares on the date of grant and for an additional 3,750 shares each on February 22,1999, February 22, 2000 and February 22, 2001.

(F) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are exercisable for 2,500 shares on the date of grant and for an additional 2,500 shares each on August 7, 1999 and August 7, 2000.

(G) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are fully exercisable on the date of grant.

(H) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are exercisable for 7,500 shares on the date of grant and for the remaining 2,500 shares on May 15, 1999.

(I) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are exercisable for 2,500 shares on the date of grant and for an additional 1,250 shares each on April 25, 1999 and April 25, 2000.

(J) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are exercisable for 2,500 shares on the date of grant and for an additional 2,500 shares each on July 3, 1999, July 3, 2000 and July 3, 2001.

(K) Incentive Stock Options were granted on February 11, 1998 in exchange for options with an exercise price greater than $1.90 per share. These substitute options are exercisable for 2,500 shares on the grant date and for an additional 2,500 shares each on August 10, 1999, August 10, 2000 and August 10, 2001.

(L) Incentive Stock Options were granted on July 22, 1998 and are exercisable at a rate of twenty-five percent per year beginning on July 22, 1999 through July 22, 2002.

(M) Incentive Stock Options were granted on November 3, 1998 and are exercisable quarterly from the date of grant with full vesting on November 3, 2002.

(N) Incentive and Non-Qualified Stock Options were granted on February 11, 1998 in exchange for options held with an exercise price greater than $1.90 per share. These substitute options were exercisable between February 11, 1998 and April 22, 2002. Currently all of these options have been exercised or expired.

(O) Potential realizable value based on an assumption that the price of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the SEC and do not necessarily reflect the Company's estimate of future stock price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table provides information with respect to the Named Executive Officers regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998, and the value of unexercised options.

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                          UNEXERCISED              IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FY-END(#)             AT FY-END($)(A)
                               SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
            NAME               ON EXERCISE(#)        ($)(A)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ---------------   --------------   -----------   -------------   -----------   -------------
Bryan R. Holley..............           0               0           107,266        351,734        84,391         222,263
Steven T. Shedd..............           0               0            18,125        131,875         1,466          58,224
Robert A. Koch...............           0               0            28,250        121,750             0          55,213
Daniel J. Capone, Jr.(B).....       4,687             966           386,125              0             0               0
Kenneth W. Hovaldt (C).......           0               0                 0              0             0               0

---------------

(A) The value realized is the fair market value on the date of exercise less the option exercise price times the number of shares.

(B) Former President and Chief Executive Officer.

(C) Former Vice President, Sales.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     Mr. Bryan R. Holley was appointed President and Chief Executive Officer of the Company on July 6, 1998. In accordance with Mr. Holley's employment contract, Mr. Holley will receive a base salary of $250,000 per year. Mr. Holley was paid a base salary of $125,000 and received a bonus of $63,693 in Fiscal Year 1998. In 1998, Mr. Holley was eligible to participate in the Company's Incentive Bonus Plan which provides for the payment of cash bonuses as a function of achievement by the Company of goals developed by the Board of Directors. Mr. Holley's participation in the Incentive Bonus Plan is at the 50% level. The Incentive Bonus Plan also provides for higher or lower bonuses corresponding to the extent to which the Company achieves more or less than 100% of the goals established by the Board of Directors. Mr. Holley was also granted options to purchase a total of 459,000 shares of Common Stock of the Company. Stock options were granted at fair market value on the date of grant. In the event Mr. Holley's employment is terminated by the Company for any reason other than "cause," he will be entitled to receive his then current base compensation for an additional twelve months as well as the continuation of certain benefits for a twelve month period and certain placement services. Mr. Holley's employment contract also contains a twelve month non-compete provision.

     The Company has entered into agreements with certain of its Executive Officers, including Messrs. Holley, Shedd and Koch, whereby each could be paid severance payments in the event of a change in control of the Company. Except for the identity of the Executives and the dates, the agreements are identical in all material respects. Upon the occurrence of certain events and the fulfillment of certain conditions, each of the Executives may receive a severance benefit equal to one year's salary and all outstanding options held by the Executive will become immediately exercisable in full. Each of the agreements has a term from the date of the agreement to the earliest to occur of
(a) two years from the date of the agreement; (b) termination of the Executive's employment (i) by death or disability, (ii) for cause or (iii) by the executive, unless justified under the terms of the agreement by actions of the Company subsequent to a change in control; or (c) one year after the date of a change in control. Each of the agreements contains a twelve month non-compete provision in the event severance payments are made pursuant to the agreements.

     For purposes of the agreements, a "change in control" is defined as (a) a person becoming the beneficial owner of 50% or more of the outstanding shares of Common Stock of the Company, (b) a merger or consolidation where the Company is not the survivor or the shareholders of the Company prior to the merger or consolidation are not the holders of at least a majority of the voting power of the entity resulting from such merger or consolidation, (c) sale of all or substantially all of the assets of the Company, or (d) changes in the identity of the directors of the Company within a two year period, unless certain conditions specified in the agreements are met.

     On December 18, 1998 the Company agreed to loan certain of its Executive Officers, including Mssrs. Holley, Shedd and Koch $27,500, $22,000 and $22,000, respectively, under a Stay Put Bonus Agreement. Each Executive was loaned the money for a period of one year at an annual percentage rate of 7%. The interest accrues on the unpaid balance beginning on January 1, 1999, until either forgiven or paid back. The loan will be forgiven at the rate of 1/12 of the original balance for each calendar month the Executive remains employed by the Company. Accrued interest will be forgiven each calendar month that the Executive remains employed by the Company.

     If the Executive leaves the Company voluntarily and any balance of the loan and accrued interest is still outstanding then the Executive is obligated to pay the balance of the loan and accrued interest back to the Company. If 40% or more of the Company's outstanding Common Stock is acquired by an entity or if the Company enters into a pooling of interest transaction, the balance of the loan and accrued interest will be forgiven at the time of the respective transaction.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     As a result of the diminution in the market price of the Company's Common Stock in 1997 and the resulting deep reduction in the perceived value of stock options held by employees, the Compensation Committee of the Board of Directors determined that many previously granted stock options had lost much of their value in motivating employees to remain with the Company and share in its overall financial goals. Consequently, the Compensation Committee of the Board of Directors, in February 1998, pursuant to the authority granted under the Company's Stock Option Plan, voted to allow employees of the Company holding options to purchase shares with an option exercise price greater than $1.90 per share to exchange those options for substitute options having an exercise price of $1.90 per share. On February 11, 1998, options for a total of 799,575 shares were surrendered by employees and exchanged for new options at the new option exercise price.

OPTION REPRICING

     The following table sets forth information regarding all repricings of options held by the Named Executive Officers during the last ten fiscal years.

                                                                                                                     LENGTH OF
                                                                                                                      ORIGINAL
                                                             MARKET PRICE OF                                        OPTION TERM
                                   NUMBER OF SECURITIES           STOCK                                              REMAINING
                                    UNDERLYING OPTIONS         AT TIME OF         EXERCISE PRICE AT      NEW         AT DATE OF
                                       REPRICED OR              REPRICING         TIME OF REPRICING    EXERCISE      REPRICING
         NAME            DATE           AMENDED(#)           OR AMENDMENT($)       OR AMENDMENT($)      PRICE       OR AMENDMENT
         ----           -------   ----------------------   -------------------   -------------------   --------   ----------------
Robert A. Koch........  2/11/98           15,000                  1.31                   2.92            1.90      8 yrs. 6 mo.
                        2/11/98            5,000                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        2/11/98           10,000                  1.31                   2.66            1.90      8 yrs. 11 mo.
                        2/11/98           10,000                  1.31                   2.53            1.90      9 yrs.
                        2/11/98            5,000                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        2/11/98           10,000                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        2/11/98            2,000                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        9/16/96            5,000                  3.63                   6.63            3.63      9 yrs. 5 mo.
                        9/16/96            2,000                  3.63                   6.21            3.63      8 yrs. 2 mo.
                        9/16/96           10,000                  3.63                   6.21            3.63      8 yrs. 2 mo.
                        9/16/96            5,000                  3.63                   8.69            3.63      9 yrs. 1 mo.
Daniel J. Capone,
  Jr..................  2/11/98          315,250                  1.31                   3.13            1.90      6 yrs. 5 mo.
                        2/11/98           18,837                  1.31                   2.99            1.90      8 yrs. 5 mo.
                        2/11/98           21,163                  1.31                   2.99            1.90      8 yrs. 5 mo.
                        2/11/98           15,250                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        2/11/98           15,014                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        2/11/98           34,986                  1.31                   3.63            1.90      8 yrs. 7 mo.
                        2/11/98           13,275                  1.31                   2.53            1.90      8 yrs. 11 mo.
                        2/11/98            8,600                  1.31                   2.53            1.90      8 yrs. 11 mo.
                        2/11/98           28,125                  1.31                   2.53            1.90      8 yrs. 11 mo.
                        2/11/98            2,500                  1.31                   2.56            1.90      9 yrs. 8 mo.
                        9/16/96            7,000                  3.63                  11.80            3.63      5 yrs. 10 mo.
                        9/16/96            3,500                  3.63                  10.16            3.63      6 yrs. 4 mo.
                        9/16/96            5,250                  3.63                   6.00            3.63      6 yrs. 10 mo.
                        9/16/96            5,099                  3.63                   6.00            3.63      6 yrs. 10 mo.
                        9/16/96            4,250                  3.63                  12.05            3.63      4 yrs. 10 mo.
                        9/16/96            4,901                  3.63                   6.00            3.63      6 yrs. 10 mo.
                        9/16/96              500                  3.63                  12.05            3.63      4 yrs. 10 mo.
                        9/16/96           15,014                  3.63                   6.65            3.63      8 yrs. 11 mo.
                        9/16/96           34,986                  3.63                   6.65            3.63      8 yrs. 11 mo.
                        7/28/93            5,250                  3.88                  12.05            6.00      8 yrs.
                        7/28/93           10,000                  3.88                  15.68            6.00      8 yrs. 6 mo.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors determines the remuneration and benefits for senior executives, reviews executive development and succession, and acts in an advisory capacity to the Board of Directors as a whole with regard to general compensation issues. The Compensation Committee is comprised solely of outside directors.

     The Compensation Committee's policies in compensating the Chief Executive Officer and senior management are based on several principles: (i) the payment of competitive salaries so as to attract and retain high quality personnel; (ii) the provision of a cash bonus program which is structured to reward the successful achievements of both overall Company financial goals, as measured by profitability, market share and cost management and technical and market development goals; and (iii) the granting of stock options based upon the competitive environment for recruiting and retaining personnel. In addition, the Compensation Committee's policies are designed to strongly align management's interests with shareholders' interests so as to motivate employees to pursue overall Company success. The Compensation Committee manages the compensation program so that it is straightforward and easily communicated to and understood by employees and shareholders. The compensation program is structured in such a manner that the achievement of goals and performance can be understood and measured. Further, it is the Company's philosophy that executives participate in the general benefit programs offered to all employees.

     Competitive base salaries are established through the use of published industry surveys and targeted peer company surveys examining, depending on the particular position, competitive companies in the data communications market as well as other technically oriented companies in the relevant geographic area which may constitute competition to the Company in hiring or retaining strong performers. Compensation surveys used are The Survey Group Report and the Radford Associates Benchmark Salary Survey. The Compensation Committee, utilizing the survey data and applying the members' significant experience in hiring and managing in a technical environment, seeks to set base salaries by taking into account, for both new and existing management, not only competitive factors, but the breadth of experience and recent individual performances of current or future employees. It is not the Company's intent to establish a set percentile rank for its compensation in general or for specific positions, but rather, to establish levels dictated on a case-by-case basis as recommended by management and determined by the Compensation Committee in the exercise of the members' best collective judgment.

     The process followed by the Compensation Committee in determining executive bonus levels begins with the Board of Directors' review of management's annual strategic and financial plan. A review of the performance of the Company against the agreed upon overall corporate financial goals, along with recommendations, is presented to the Compensation Committee quarterly by the Chief Executive Officer. The Compensation Committee reviews and considers the recommendations and then, acting pursuant to its authorization from the Board of Directors, establishes the bonus for the Chief Executive Officer and other executives.

     The Company's Management Incentive Program generally allows for four payments each year. Actual payments, some of which are subject to certain guaranteed minimums, are otherwise based upon achievement of corporate goals. The terms of the plan are geared to recognize several key aspects of the Company's business environment. Payments are currently capped at a maximum of 55% of base salary for the Chief Executive Officer, and generally lower percentages of base salary for other executive officers. All participants in the Company's Management Incentive Program receive bonuses based on objectively measured parameters. These goals may include, without limitation: revenue goals; unit product shipment goals; profitability goals and balance sheet goals. The extent to which these goals are achieved, the relative position of the individual in the Company and the individual's gross salary for each quarter are used to determine the individual's quarterly bonus. Performance factors are assigned to each goal based on the Company's accomplishment toward that goal in the quarter. If a performance factor of less than 75% is determined for a particular goal, that goal does not contribute to the calculation of a bonus. Similarly, the performance factor is capped at 125% of any goal.

     The Compensation Committee believes strongly that senior management's compensation program should include stock option grants for a number of reasons, including competitive practices, motivation for continued employment and alignment of management's interests with those of shareholders. In granting options, the Compensation Committee in 1998 considered, among other factors, the quality of performance, the competitive market for the employee, the aggregate sizes of individual grants and the number of options outstanding as a whole. Option grants have been awarded to all senior management personnel upon hire and periodically thereafter based upon specific individual and/or corporate achievements.

     In 1998, stock option grants were made to certain of the Company's executive officers as an incentive to motivate them in their efforts to continue the strategic repositioning of the Company. These options were issued with exercise prices equal to the fair market value on the date of the grant and generally vest annually over four years depending on the grant. All options were granted under Stock Option Plan.

     In considering compensation of the Company's executives, one of the factors that the Compensation Committee takes into account is the anticipated tax treatment of various components of compensation. In 1994, the Company's Stock Option Plan was amended to preserve the deductibility of compensation expense under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) eliminates the deductibility by the Company of certain executive compensation in excess of one million per year per person. The amendment provided for a limit of 750,000 shares of Common Stock with respect to which stock options may be granted per employee per year. The Compensation Committee has no present intentions of qualifying any other compensation paid to its executive officers for deductibility under Section 162(m), but may consider doing so in the future.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     On July 6, 1998, the Company entered into an employment agreement with Bryan R. Holley, appointing him President and Chief Executive Officer. Under Mr. Holley's Employment Agreement he is entitled to receive an annual base salary of $250,000 per year. In addition, Mr. Holley is eligible for a bonus of up to 50% of his base salary based upon attainment of certain quantifiable goals. These goals may include revenue goals, unit product shipment goals, profitability goals and balance sheet goals and were jointly developed and agreed to by Mr. Holley and the Company's Board of Directors. The Incentive Plan also provides for higher or lower bonuses corresponding to the extent to which the Company achieves more or less than 100% of the goals established by the Board of Directors. In 1998, Mr. Holley received a bonus of $63,693 in accordance with the Company's Incentive Bonus Program. Mr. Holley received an additional $27,500 in accordance with a Stay-Put Bonus Agreement which is described in more detail in the Employment and Severance Arrangement section above. Mr. Holley was also granted options in 1998 to purchase a total of 459,000 shares of Common Stock of the Company.

                                            COMPENSATION COMMITTEE

                                            Mr. Howard C. Salwen
                                            Dr. Robert M. Glorioso

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE DECEMBER 31, 1993
            AMONG OPENROUTE NETWORKS, INC., THE NASDAQ STOCK MARKET
                   AND THE H & Q COMMUNICATIONS SECTOR INDEX

     The following line graph compares the total return on investment, assuming reinvestment of dividends, of the Company since December 31, 1993, with that of the NASDAQ Stock Market (U.S. Companies) as measured by the Center for Research in Securities Prices (CRSP) and a sub index of Hambrecht & Quist's Technology Index entitled the Communications Sector. The companies in Hambrecht & Quist's Communications Sector Index are 3Com, Bay Networks, Cisco, Fore Systems, FTP Software, Gandalf, Madge NV, Network General, Optical Data Systems, Shiva Corp., Standard Microsystems and Xircom.

                                                   OPENROUTE NETWORKS,
                                                          INC.              NASDAQ STOCK MARKET-U.S.       H&Q COMMUNICATIONS
                                                   -------------------      ------------------------       ------------------
Dec-93                                                   100.00                      100.00                      100.00
                                                         108.51                      103.03                      108.96
                                                         112.77                      102.07                      108.03
Mar-94                                                    97.87                       95.80                       98.60
                                                         102.13                       94.55                       95.57
                                                          93.62                       94.79                       83.45
Jun-94                                                    53.19                       91.32                       75.11
                                                          49.99                       93.19                       77.94
                                                          59.57                       99.13                       86.33
Sep-94                                                    95.74                       98.88                       89.23
                                                         108.51                      100.82                       96.57
                                                         100.00                       97.48                      100.39
Dec-94                                                    89.36                       97.75                      110.98
                                                         125.53                       98.31                      105.39
                                                         108.51                      103.51                      109.41
Mar-95                                                   106.38                      106.58                      115.37
                                                         110.64                      109.94                      117.08
                                                         106.38                      112.77                      121.04
Jun-95                                                   100.00                      121.91                      138.23
                                                         110.64                      130.87                      152.46
                                                         117.02                      133.53                      160.28
Sep-95                                                   159.57                      136.60                      168.59
                                                         123.40                      135.81                      173.46
                                                         129.79                      139.00                      188.31
Dec-95                                                   112.77                      138.26                      176.85
                                                         108.51                      138.94                      179.79
                                                         100.00                      144.22                      195.40
Mar-96                                                    93.34                      144.70                      180.57
                                                          97.87                      156.70                      203.92
                                                          97.87                      163.90                      210.46
Jun-96                                                    65.96                      156.51                      202.92
                                                          51.06                      142.55                      173.38
                                                          46.81                      150.54                      189.48
Sep-96                                                    51.06                      162.05                      206.29
                                                          37.23                      160.26                      201.14
                                                          67.81                      170.17                      212.44
Dec-96                                                    41.48                      182.10                      200.00
                                                          41.48                      182.10                      212.60
                                                          39.35                      172.03                      176.38
Mar-97                                                    25.53                      160.79                      158.80
                                                          32.97                      165.82                      161.38
                                                          42.55                      184.61                      205.93
Jun-97                                                    31.39                      190.27                      202.81
                                                          31.39                      210.35                      229.22
                                                          28.71                      210.03                      218.16
Sep-97                                                    35.10                      222.44                      230.21
                                                          32.97                      210.92                      212.36
                                                          27.66                      211.98                      205.13
Dec-97                                                    19.68                      208.58                      192.09
                                                          19.68                      215.16                      197.51
                                                          18.08                      235.36                      215.97
Mar-98                                                    20.20                      244.05                      228.17
                                                          17.55                      248.20                      232.14
                                                          20.74                      234.57                      226.69
Jun-98                                                    19.68                      251.12                      245.60
                                                          20.74                      248.47                      240.85
                                                          18.09                      199.75                      186.26
Sep-98                                                    13.83                      227.34                      199.80
                                                          14.89                      236.63                      226.46
                                                          30.85                      259.94                      255.35
Dec-98                                                    29.26                      293.21                      283.61

        PROPOSAL 2: AMENDMENT TO THE 1991 RESTATED STOCK OPTION PLAN TO INCREASE BY 500,000 THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
     UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE 1991 STOCK OPTION PLAN

     The Company has currently allocated a total of 3,800,000 shares of Common Stock for issuance under the 1991 Restated Stock Option Plan ("Stock Option Plan"). Of this number, as of December 31, 1998, 3,457,954 shares have been issued upon the exercise of options under the Stock Option Plan or are subject to outstanding options, leaving a balance of 342,046 shares available for future grants.

     By the terms of the Stock Option Plan, the Stock Option Plan may be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such shareholder approval. On February 10, 1999, the Board of Directors voted to approve an amendment to the Stock Option Plan to increase the aggregate number of shares of Common Stock for which stock options may be granted under the Stock Option Plan by 500,000 shares, to a total of 4,300,000 shares. This amendment is being submitted for shareholder approval at the Meeting to ensure continued qualification of the Stock Option Plan under the federal income tax rules relating to incentive stock options. The Board of Directors believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants.

PRINCIPAL FEATURES OF THE STOCK OPTION PLAN

     The purpose of the Stock Option Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. Subject to the provisions of the Stock Option Plan, the Compensation Committee, which administers the Stock Option Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. All employees, directors and consultants of the Company and its affiliates (approximately 100 people as of April 1, 1999) are eligible to participate in the Stock Option Plan.

     Options granted under the Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code or (ii) non-qualified stock options. Incentive stock options may be granted under the Stock Option Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The Stock Option Plan provides for an initial grant upon election to the Board of Directors to each non-employee director of an option, which vests in four equal annual installments, to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such grant date.

     The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under the Stock Option Plan of the Company may not exceed $100,000 per person. Incentive stock options granted under the Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the Stock Option Plan may not be granted at an exercise price less than 50% of the fair market value of the Common Stock on the date of grant. Incentive stock options granted under the Stock Option Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Stock Option Plan is exercisable, during the option holder's lifetime, only by the option holder and is not transferable by him or her except by will or by the laws of descent and distribution.

     An incentive stock option granted under the Stock Option Plan may, at the Compensation Committee's discretion, be exercised after the termination of the option-holder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Stock Option Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the option-holder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a pro-rata portion of the option if the option vests periodically), by the option-holder or the option-holder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the option-holder's death or disability.

Generally, in the event of the option-holder's termination for cause, all outstanding and unexercised options are forfeited.

     If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Stock Option Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the Stock Option Plan (the "Successor Board"), shall, as to outstanding options under the Stock Option Plan
(i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity, (ii) upon written notice to the participants, provide that all options must be exercised within a specified number of days of the date of such notice, at the end of which period the options shall terminate or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an option-holder upon exercising an option under the Stock Option Plan shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

     The Stock Option Plan may be amended by the shareholders of the Company. The Stock Option Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such shareholder approval.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the Stock Option
Plan:

          Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. Such gain will be eligible for the 20% maximum rate introduced by the Taxpayers Relief Act of 1997 if the shares have been held for more than 12 months after option exercise. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

          Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

     The affirmative vote of a majority of the shares present or represented and voting at the Meeting is required to approve the proposed amendment to the Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE BY 500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

           PROPOSAL 3: AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 100,000 THE NUMBER OF SHARES AVAILABLE FOR
                ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN

     The Company has currently allocated a total of 600,000 shares of Common Stock for issuance under the Employee Stock Purchase Plan. Of this number, as of December 31, 1998, 403,224 shares have been issued upon the exercise of options under the Employee Stock Purchase Plan or are subject to outstanding options, leaving a balance of 196,776 shares available for future grants.

     Management and the Board of Directors believe that the interests of the Company and the shareholders are advanced by the possibility of encouraging stock ownership by employees of the Company and its subsidiaries and by providing them with additional incentive to promote the success of the Company's business. On February 10, 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to increase the number of shares reserved for issuance upon the exercise of options granted under the Employee Stock Purchase Plan by 100,000 shares to a total of 700,000 shares.

PRINCIPAL FEATURES OF THE PLAN

     The Company's Employee Stock Purchase Plan was adopted by the Board of Directors on April 3, 1991, and approved by the Company's shareholders on April 16, 1991. The Employee Stock Purchase Plan currently authorizes the issuance of 600,000 shares of Common Stock (and, if the amendments recommended herein by the directors are approved by the shareholders, will authorize the issuance of 700,000 such shares in the aggregate) with a limit on issuance of 100,000 shares of Common Stock in any calendar year (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization).

     With certain limited exceptions, all full-time employees, including officers, employed by the Company on the relevant grant date are eligible to participate in the Employee Stock Purchase Plan. As of April 1, 1999, approximately 75 employees were eligible to participate in the Employee Stock Purchase Plan.

     To participate in the Employee Stock Purchase Plan, an employee must authorize the Company to deduct an amount (not less than 1% nor more than 5% of the employee's regular pay) from his or her pay during each exercise period in which the employee participates in the Employee Stock Purchase Plan. The exercise periods begin on January 2 and July 1 and end on December 31 and June 30 of each year, respectively. In some circumstances, shorter exercise periods are provided in the event a participant's employment terminates (other than for cause) during a regular exercise period.

     At the beginning of each such exercise period, the Company will grant to each participating employee an option to purchase Common Stock at the lower of
(i) 85% of the fair market value per share of the Common Stock as of the grant date or (ii) 85% of the fair market value per share of the Common Stock as of the date the option is exercised. For purposes of the Employee Stock Purchase Plan, the fair market value on any date is the average of the last sales prices of the Common Stock as quoted on the NASDAQ National Market System (so long as the Company's shares of Common Stock are so quoted) for the ten consecutive trading days immediately preceding such date.

     Each option shall be exercised automatically on the last day of the applicable exercise period, using the funds which have accumulated in the employee's withholding account as of that date (or, if earlier, as of the date of the employee's termination of employment), except in the event of a withdrawal from the Employee Stock Purchase Plan. Participants (or, in the event of death, the administrator or executor of the participant's estate) may withdraw from the Employee Stock Purchase Plan during specified notice periods. If a participant's employment terminates for cause, any outstanding option granted to such participant will also be terminated. If a participant's employment terminates other than for cause, any outstanding options granted to such participant will be exercised as of the applicable exercise date, either December 31 and June 30 of the applicable year, unless the Company has otherwise provided written notice during specified notice periods. Upon withdrawal from the Employee Stock Purchase Plan, all funds withheld by the Company and not applied to the exercise of options granted under the Employee Stock Purchase Plan will be paid to the participant or the participant's representative.

     Options granted under the Employee Stock Purchase Plan are not transferable by a participant other than by will or by the laws of descent and distribution and are exercisable during a participant's lifetime only by such participant, or by his or her legal representative if permitted by the Code.

     The Employee Stock Purchase Plan is administered by the Compensation Committee. Subject to the provisions of Employee Stock Purchase Plan, the Compensation Committee has the authority to determine the terms and conditions of options granted under the Employee Stock Purchase Plan and to interpret and construe any provision of the Employee Stock Purchase Plan, and any option granted thereunder. The Employee Stock Purchase Plan may be terminated by the Board of Directors of the Company at any time. The Employee Stock Purchase Plan may be amended by the Board of Directors, except that changes in the total number of shares available for grant under the Employee Stock Purchase Plan, extensions of the duration of the Employee Stock Purchase Plan, increases in total number of options, changes in the option price and changes inconsistent with Section 423 of the Code may not be made by the directors, but may be made only by the shareholders.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general description of certain U.S. Federal income tax consequences resulting from the issuance and exercise of options under the Employee Stock Purchase Plan. Options granted under the Employee Stock Purchase Plan are intended to constitute stock options in an "employee stock purchase plan" under Section 423 of the Code. Upon the death of a participant owning Employee Stock Purchase Plan shares or upon the disposition of shares two years or more after the date of the grant of the option to purchase such shares and at least one year after acquiring such shares, the participant will recognize as ordinary income an amount equal to the lesser of:

          (i) the excess of the fair market value of the shares on the date of disposition or death over the amount paid for such shares, or

          (ii) 15% of the fair market value of the shares at the time of grant of the option.

     Any loss upon such a disposition or the balance of any gain will be long-term capital loss or gain. The Company will not be entitled to a deduction corresponding to the employee's compensation as a result of participation in the Employee Stock Purchase Plan.

     Upon disposition of the shares obtained pursuant to the Employee Stock Purchase Plan within two years after the date when a participant was granted an option to purchase such shares or within one year after the date the participant acquired such shares, the participant generally will then recognize compensation income, and the Company will have a corresponding deduction, equal to the fair market value of the shares on the date of purchase less the amount paid for the shares.

     The difference between the amount realized on such a disqualifying disposition and the participant's basis in his shares (his purchase price plus the amount of related compensation income recognized) will generally constitute capital gain or loss.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSED AMENDMENT TO INCREASE BY 100,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                            INDEPENDENT ACCOUNTANTS

     BDO Seidman, LLP ("BDO"), independent accountants, audited the Company's financial statements for Fiscal Year 1998. The Company has selected BDO to audit the Company's financial statements for the fiscal year ending December 31, 1999. The Company expects that representatives of BDO will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     BDO became the Company's independent accountants on January 13, 1999. Prior to that point, PricewaterhouseCoopers, LLP was the Company's independent accountants. The information required by Item 9 appears in, and is incorporated by reference herein to, the Form 8-K and the Form 8-K/A filed by the Company on January 1, 1999 and February 24, 1999, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of reports furnished to the Company and written representations that no other reports were required during the Fiscal Year 1998, all Section 16(a) filing requirements were satisfied.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the Proxy Statement distributed to shareholders prior to the 2000 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company no later than Monday, December 20, 1999. Proposals should be delivered in writing to Mr. Steven T. Shedd, Vice President, Finance, Chief Financial Officer, Treasurer and Clerk, OpenROUTE Networks, Inc., 9 Technology Drive, Westborough, Massachusetts 01581.

     The Board of Directors does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting including, among other things, consideration of a motion to adjourn the Meeting (including for purposes of soliciting additional proxies) to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote such matters in accordance with their best judgement.

     In order that your shares may be represented, if you do not plan to attend the Meeting, and in order to assure the required quorum, please fill out, sign, date and return your Proxy promptly.

                                            By Order of the Board of Directors,

                                            [Signature of Steven T. Shedd]

                                            STEVEN T. SHEDD
                                            Clerk

Dated: April 21, 1999

PROXY                                                                      PROXY

                            OpenROUTE NETWORKS, INC.

 THIS PROXY IS BEING SOLICITED BY OpenROUTE NETWORKS, INC.'S BOARD OF DIRECTORS

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 21, 1999 in connection with the 1999 Annual Meeting of Shareholders of OpenROUTE Networks, Inc., to be held at 10:00 a.m., local time, on Wednesday, May 26, 1999, at the offices of OpenROUTE Networks, Inc., Nine Technology Drive, Westborough, Massachusetts (the "Meeting") and hereby appoints Steven T. Shedd and Bryan R. Holley, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of Common Stock of OpenROUTE Networks, Inc. registered in the name provided herein which the undersigned is entitled to vote at the Meeting, and at any postponement(s) or adjournment(s) thereof, with all the powers the undersigned would have if personally present and voting. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal as set forth in said Proxy.

   This Proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of six (6) directors and FOR proposals 2 and 3 and for or against any other matter that may properly come before the meeting at the discretion of the proxies.

SEE REVERSE SIDE FOR PROPOSAL. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-------------                                                      -------------

OpenROUTE NETWORKS, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040







/X/ Please mark
    votes as in
    this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of six (6) directors to hold office until 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

   NOMINEES: Bryan R. Holley, Howard C. Salwen, James D. Norrod,
   Thomas R. Liebermann, Dr. David  Clark, Dr. Robert M. Glorioso

                     FOR                WITHHELD
                     / /                  / /


   / /_______________________________________
      For all nominees except as noted above




2. To consider and act upon an amendment       FOR        AGAINST       ABSTAIN
   to the Company's 1991 Restated Stock        / /          / /           / /
   Option Plan which would increase by
   500,000 the number of shares reserved
   for issuance upon exercise of options
   granted under the 1991 Restated Stock
   Option Plan.

3. To consider and act upon an amendment       FOR        AGAINST       ABSTAIN
   of the Company's Employee Stock             / /          / /           / /
   Purchase Plan which would increase by
   100,000 its number of shares reserved
   for issuance in respect to purchases
   made by employees pursuant to the
   Employee Stock Purchase Plan.


   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

   In their discretion, the proxies are authorized to transact such other business as may properly come before the Meeting or any postponement(s) of adjournment(s) thereof, including any motion to adjourn the meeting to a later date to permit further solicitation of proxies.

   Please sign exactly as name(s) appear(s) hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if signer is a corporation please sign with full corporate name by a duly authorized officer.


Signature: ________________________________ Date: ___________________

Signature: ________________________________ Date: ___________________